Exhibit 99.1

 AngioDynamics   Second Quarter 2018 Earnings PresentationJanuary 4th, 2018

 2    Forward-Looking Statement  Notice Regarding Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted sales growth; adjusted EBITDAS (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted gross profit; and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

 Q2 FY2018 Highlights  Financial Performance  Revenue of $86.7 million, down 2.6% year-over-year (Excluding impact of Cook Recall: Revenue down 1% year-over-year)Adjusted EPS of $0.16, compared to $0.19 in Q2 FY17Adjusted EBITDAS of $13.3 million, compared to $15.2 million a year agoGenerated operating cash flow of $10.2 million and free cash flow of $9.4 millionCompany reduced full-year revenue guidance to $345 – $350 million from $352 – $359 million and Free Cash Flow guidance to $30-$35 million from $35+ millionReconfirmed Adjusted EPS guidance of $0.64 - $0.68, excluding any positive impact from the Tax Reform Act  Corporate Developments  Continued execution on operational efficiencies across the businessLaunch of Solero, first product from revised Product Development Process, showed early marketplace acceptanceTax reform will have positive impact on Adjusted EPS calculations due to statutory rate change from 35% to 21% (impact not included in Adjusted EPS guidance)  Peripheral Vascular  Strength in fluid management and thrombus management portfolios  Vascular Access  Continued growth in BioFlo product family  Oncology/Surgery  Launch of Solero well received by market

 Second Quarter 2018 Results   $ in millions (except per share)  FY2018Q2 Results  FY2017Q2 Results   Change  Revenue - Peripheral Vascular - Vascular Access - Oncology/Surgery - United States - International  $86.751.422.612.868.318.4  $89.053.723.611.871.417.6  (3)%(4)%(4)%8%(4)%5%  Net IncomeAdjusted Net Income  $0.3$5.8  $13.7$6.9    GAAP Earnings Per ShareNon-GAAP Adjusted EPS†  $0.01$0.16   $0.37$0.19    Gross Margin  49.3%*  50.6%    Adjusted EBITDAS†  $13.3  $15.2    Free Cash Flow  $9.4  $13.6    Cash and Cash Equivalents  $49.9  $35.7    Debt  $95.0  $116.5    * Adjusted gross margin in the quarter was 51.2% when excluding the impact of a $1.7 million inventory write-off related to Company’s RF ablation product Volta, which was previously sold in Japan

 Revised FY2018 Guidance      RevenueAdjusted EPS * Free Cash Flow **  Previous Guidance$352-$359m$0.64-$0.68$35m+  Revised Guidance$345-$350m$0.64-$0.68$30m-$35m      * Excludes positive impact of statutory tax rate change from 35% to 21%.** Excludes the potential cash payment related to the DOJ legal matters disclosed previously.

 GAAP to Non-GAAP Reconciliation

 Reconciliation of GAAP to Non-GAAP Gross Profit, Net Income and EPS

 Reconciliation of Net Income to EBITDAS to Adjusted EBITDAS